Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of United Homes Group, Inc. (formerly known as DiamondHead Holdings Corp.) on Form S-1 of our report dated March 28, 2023, which includes an explanatory paragraph as to the ability of Diamondhead Holdings Corp. (now known as United Homes Group, Inc.) to continue as a going concern, with respect to our audits of the financial statements of Diamondhead Holdings Corp. as of December 31, 2022 and 2021 and for the years then ended, which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on April 26, 2023 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

New York, NY

April 28, 2023